SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[  ]     Preliminary Proxy Statement

[  ]     Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
         14a-6(e)(2))

[X]      Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------
                             LILLY INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[        ] Fee computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

         1)       Title  of  each  class  of  securities  to  which  transaction applies:
        -----------------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
         3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
         5)       Total fee paid:
        -----------------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         ------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No:
         ------------------------------------------------------------
         3)       Filing Party:
         ------------------------------------------------------------
         4)       Date Filed:
         ------------------------------------------------------------

                             LILLY INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held March 31, 2000

         The Annual Meeting of Shareholders of Lilly Industries, Inc., an Indiana corporation (the "Company"), will be held at the Corporate Offices of Lilly Industries, Inc., located at 200 West 103rd Street, Indianapolis, Indiana on Friday, March 31, 2000 at 10:00 A.M., local time, for the following purposes:

         1. To elect ten directors. To approve a proposed amendment of the Company' 1992 Stock Option Plan to increase the shares reserved by one million and to limit the number of shares as to which any individual may be granted options in any one calendar year.

         2. To transact such other business as may properly come before the meeting.

         3. The Annual Meeting of Shareholders for 2000 will be held solely to act on the matters described above and to report the results of voting on these matters.

         The Board of Directors has established the close of business on February 14, 2000 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

         A Proxy Statement which describes the business to be acted upon follows this Notice. A copy of the Annual Report to Shareholders for the year ended November 30, 1999 also accompanies this Notice.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ John C. Elbin
                                              John C. Elbin, Secretary

February 25, 2000


                             YOUR VOTE IS IMPORTANT
                     Even if you plan to attend the meeting,
                 we urge you to mark, sign and date the enclosed
             proxy and return it promptly in the enclosed envelope.

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Lilly Industries, Inc., an Indiana corporation (the "Company"), 200 West 103rd Street, Indianapolis, Indiana 46290, for use at the Annual Meeting of Shareholders to be held on March 31, 2000 and at any adjournment thereof. This Proxy Statement and the enclosed proxy card were mailed on or about February 25, 2000.

         All shares represented by the enclosed proxy will be voted at the meeting in accordance with the instructions given by the shareholder. If no instruction is given, the shares will be voted for the election of director nominees as listed in this Proxy Statement and for the amendment to the 1992 Stock Option Plan to increase the number of shares reserved by one million and to limit the number of shares as to which any individual may be granted options in any one calendar year. If any other business comes before the meeting, the shares will be voted in favor of the action recommended by the Board of Directors and in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it, by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised. As of the date of this Proxy Statement, the Company knows of no other business to be proposed at the Annual Meeting.

         The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telefax by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

         Ten directors will be elected at the meeting. The holders of Class A Stock will elect four directors and the holders of Class B Stock will elect six directors. Each director will serve until the next annual meeting or until his successor is elected and qualified. All of the nominees listed below are current directors whose present terms of office will expire upon completion of the election at the meeting. Unless authorization is withheld, each executed and delivered proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors.

         Directors will be elected by a plurality of the votes cast for nominees by the holders of Class A Stock and Class B Stock at the Annual Meeting of Shareholders at which a quorum is present. "Plurality" means that the director nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes are not counted for this purpose.

         James M. Cornelius, Paul K. Gaston, John D. Peterson and Thomas E. Reilly, Jr. are nominees for election as directors by holders of the Class A Stock; and William C. Dorris, John C. Elbin, Douglas W. Huemme, Harry Morrison, Ph.D., Norma J. Oman and Robert A. Taylor are nominees for election as directors by holders of the Class B Stock.

The name, principal occupation and certain other information concerning each nominee for election as a director are set forth below.

Name and Principal Occupation           Certain Other Information
-----------------------------           -------------------------
JAMES M. CORNELIUS                      Mr.  Cornelius,  56, has been a director
Chairman,                               of the Company  since 1996.  He has been
Guidant Corporation                     Chairman  of the Board of  Directors  of
                                        Guidant Corporation since prior to 1995.
                                        He was Vice  President  of  Finance  and
                                        Chief Financial Officer of Eli Lilly and
                                        Company  from prior to 1995 to 1995.  He
                                        is   also   a   director    of   Guidant
                                        Corporation,    American   United   Life
                                        Insurance Company, Chubb Corporation and the National Bank of Indianapolis.

WILLIAM C. DORRIS                       Mr.  Dorris,  56, has been a director of
Vice President,                         the Company since 1989. He has been Vice
Corporate Development,                  President,  Corporate Development of the
Lilly Industries, Inc.                  Company since prior to 1995.

JOHN C. ELBIN                           Mr.  Elbin,  47, has been a director  of
Vice President,                         the Company since 1999. He has been Vice
Chief Financial Officer                 President,  Chief Financial  Officer and
and Secretary,                          Secretary  of the Company  since  April,
Lilly Industries, Inc.                  1997 when he joined the Company.  He was
                                        Senior   Vice    President   and   Chief
                                        Financial Officer of Pet Incorporated from prior to 1995 to 1995.

PAUL K. GASTON                          Mr.  Gaston,  66, has been a director of
Former Chairman,                        the  Company   since  1996.   He  was  a
Guardsman Products, Inc.                consultant  to the Company  from 1996 to
                                        1998.   He  was  Chairman  of  Guardsman
                                        Products, Inc., from prior to 1995 to 1996.

DOUGLAS W. HUEMME                       Mr.  Huemme,  58, has been a director of
Chairman and                            the  company  since  1990.  He has  been
Chief Executive Officer,                Chairman and Chief Executive  Officer of
Lilly Industries, Inc.                  the  Company  since  1999.  He has  been
                                        Chairman,  President and Chief Executive
                                        Officer  of the  Company  from  prior to
                                        1995 to 1999.  He is also a director  of
                                        Meridian   Insurance  Group,  Inc.,  The
                                        Somerset   Group,   Inc.  and  Alltrista
                                        Corporation.

Name and Principal Occupation           Certain Other Information
-----------------------------           -------------------------

HARRY MORRISON, Ph.D.                   Dr. Morrison, 61, has been a director of
Dean, School of Science,                the  Company  since  1995.  He has  been
Purdue University                       Dean,   School   of   Science,    Purdue
                                        University since prior to 1995.

NORMA J. OMAN                           Ms. Oman, 52, has been a director of the
President and Chief Executive Officer,  Company   since   1997.   She  has  been
Meridian Insurance Group, Inc.          President and Chief Executive Officer of
and Meridian Mutual Insurance Company   Meridian   Insurance  Group,   Inc.  and
                                        Meridian Mutual Insurance  Company since
                                        prior to 1995. She is also a director of
                                        Meridian   Insurance  Group,   Inc.  and
                                        Meridian Mutual Insurance Company

JOHN D. PETERSON                        Mr. Peterson, 66, has been a director of
Chairman,                               the  Company  since  1964.  He has  been
City Securities Corporation             Chairman of City Securities  Corporation
                                        since prior to 1995.

THOMAS E. REILLY, JR.                   Mr.  Reilly,  60, has been a director of
Chairman and Chief Executive Officer,   the  Company  since  1981.  He has  been
Reilly Industries, Inc.                 Chairman  and Chief  Executive  Officer,
                                        Reilly Industries, Inc., a diversified chemical manufacturing firm, since prior to 1995. He is also a director of Bank
                                        One  Corporation,  American  United Life
                                        Insurance Company and Herff Jones, Inc.

ROBERT A. TAYLOR                        Mr.  Taylor,  46, has been a director of
President and                           the  Company  since  1997.  He has  been
Chief Operating Officer,                President and Chief Operating Officer of
Lilly Industries, Inc.                  the  Company  since  1999.  He has  been
                                        Executive   Vice   President  and  Chief
                                        Operating Officer of the Company from 1997 to 1999. He was Vice President and
                                        General  Manager,  Wood  Coatings of the
                                        Company from prior to 1995 to 1997.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. YOUR VOTE IS IMPORTANT.

Committees of the Board of Directors and Compensation of Directors

         Among other committees, the Board of Directors of the Company has a Compensation Committee, a Policy and Nominating Committee, an Audit Committee and a Technology Committee.

         The Compensation Committee, which held two meetings during the Company's fiscal year ended November 30, 1999, formulates and presents to the Board of Directors for its consideration recommendations as to the Chief Executive Officer's compensation, determines the aggregate amount to be paid as employee bonuses by the Company and its subsidiaries, and determines the aggregate and individual base salaries and bonuses to be paid to officers of the Company. James M. Cornelius (Chairman), Paul K. Gaston, Norma J. Oman, and John
D. Peterson are the current members of the Compensation Committee.

         The Policy and Nominating Committee, which held one meeting during the Company's fiscal year ended November 30, 1999, determines various policies, and identifies and presents candidates as potential members of the Company's Board of Directors. Thomas E. Reilly, Jr. (Chairman), Harry Morrison, Ph.D., John D. Peterson, and James M. Cornelius are the current members of the Policy and Nominating Committee.

         The Audit Committee, which held two meetings during the Company's fiscal year ended November 30, 1999, is responsible for recommending to the Board the independent auditors, for reviewing the scope and the results of the audits made by the independent auditors, for reviewing the financial statements contained in the Annual Report to Shareholders, for overseeing the adequacy of internal controls, and for reviewing and approving fees paid to the independent auditors. Paul K. Gaston (Chairman), James M. Cornelius, Harry Morrison, Ph.D., and Thomas E. Reilly, Jr., are the current members of the Audit Committee.

         The Technology Committee, which held two meetings during the Company's fiscal year ended November 30, 1999, reviews and evaluates existing and potential technologies of the Company. Harry Morrison, Ph.D. (Chairman), William
C. Dorris, Normal J. Oman, Thomas E. Reilly, Jr. and Robert A. Taylor are the current members of the Technology Committee.

         The Board of Directors held five meetings during the Company's fiscal year ended November 30, 1999. During the fiscal year, each director attended at least 75% of the meetings of the Board of Directors and Board committees.

         Directors who are also employees of the Company receive no director fees. Non-employee directors received for the fiscal year ended November 30, 1999 an annual retainer of $16,000 (except for the chairmen of the Compensation Committee, Policy and Nominating Committee, Audit Committee and Technology Committee who each received an additional annual retainer of $2,000) and $1,000 for each meeting of the Board or Board committee attended.

         The Lilly Industries, Inc. 1991 Director Stock Option Plan (the "Directors Plan") provides for the granting of non-qualified options for up to a maximum of 23,625 shares of Class A Stock per calendar year and provides automatically for the grant of options for 2,363 shares of Class A Stock to each non-employee director on the date of each annual meeting of the shareholders, beginning with the 1992 Annual Meeting.

         The Company has reserved 236,250 shares of Class A Stock for issuance upon exercise of options to be granted under the Directors Plan. As of February 14, 2000 there were options for an aggregate of 63,801 shares of Class A Stock outstanding. Options for 14,178 shares, at an exercise price of $18.13 per share, were granted in fiscal year 1999. Options granted under the Directors Plan will generally become exercisable on the first anniversary of the date upon which they were granted. Option terms range from five to ten years after their grant date. Options for 7,089 shares under the Directors Plan were exercised in fiscal year 1999 at a price of $17.17 per share.

         Pursuant to Indiana law and its Articles of Incorporation and Bylaws, the Company is required to indemnify its directors and officers who are parties to, or threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company if such person acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Company and in all other cases, not opposed to the best interests of the Company and with respect to any criminal action he had reasonable cause to believe his conduct was lawful or no reasonable cause to believe it was unlawful. These indemnification rights are not exclusive to any other rights which a director or executive officer may have pursuant to shareholder or director resolutions, contracts or other instruments.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

         Douglas W. Huemme, the Company's Chairman and Chief Executive Officer serves as a director of Meridian Insurance Group, Inc. Ms. Norma J. Oman, a current director and director nominee of the Company, is President and Chief Executive Officer of Meridian Insurance Group, Inc. Ms. Oman is a current member of the Compensation Committee of the Board of Directors of the Company.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table lists, as of February 14, 2000 (unless otherwise noted), the beneficial ownership of shares of Class A Stock and Class B Stock for each current director, each nominee for director, each executive officer named in the Summary Compensation Table, all current directors and executive officers as a group, and each shareholder known by the Company to be the owner of more than five percent of the outstanding shares of Class A Stock or Class B Stock. Unless otherwise indicated each shareholder has sole investment and voting power with respect to the shares indicated.


                                                   Class A Stock                                     Class B Stock
                                        -------------------------------------------       ------------------------------------
                                               Shares                                          Shares
                                            Beneficially                Percent             Beneficially            Percent
Name of Beneficial Owner                       Owned                    of Class               Owned               of Class
------------------------                --------------------         --------------       ----------------       -------------

James M. Cornelius                          24,089 (1)                     *                      0                      *
William C. Dorris                           33,941 (2)                     *                 26,377                    5.4%
John C. Elbin                                9,173 (3)                     *                  7,423                    1.5%
Paul K. Gaston                              21,694 (4)                     *                      0                      *
Douglas W. Huemme                          215,919 (5)                     *                 48,000                    9.9%
Harry Morrison, Ph.D.                        7,089 (6)                     *                      0                      *
Norma J. Oman                                4,726 (7)                     *                      0                      *
John D. Peterson                           180,360 (8)                     *                      0                      *
Thomas E. Reilly, Jr.                       44,883 (9)                     *                      0                      *
Robert A. Taylor                            47,543 (10)                    *                 29,500                    6.1%
Larry H. Dalton                             24,927 (11)                    *                 45,291                    9.3%
Kenneth L. Mills                             8,667 (12)                    *                 23,227                    4.8%

All current directors and
   executive officers as a group
   (12 persons)                            623,011 (13)                  2.7%               179,818 (14)              37.0%

Tweedy, Browne Company LLC               1,643,175 (15)                  7.2%                     0                      *
  52 Vanderbilt Avenue
  New York, NY  10017

Wanger Asset Management, L.P.            1,895,200 (15)                  8.3%                     0                      *
  227 W. Monroe St., Suite 3000
  Chicago, IL  60606
Ned L. Fox                                  33,223 (16)                    *                 32,602                    6.7%
Gary D. Missildine                          22,869 (17)                    *                 36,498                    7.5%

--------------------------

* Represents less than one percent of class of outstanding shares.

(1) Includes 7,089 shares of Class A Stock which Mr. Cornelius has the right to acquire pursuant to currently exercisable stock options.

(2) Does not include 872 shares of Class A Stock which Mr. Dorris' wife holds as custodian for their minor child. Mr. Dorris disclaims beneficial ownership of those 872 shares. Includes 20,000 shares of Class A Stock which Mr. Dorris has the right to acquire pursuant to currently exercisable stock options.

(3) Includes 8,333 shares of Class A Stock which Mr. Elbin has the right to acquire pursuant to currently exercisable stock options.

(4) Includes 2,363 shares of Class A Stock which Mr. Gaston has the right to acquire pursuant to currently exercisable stock options.

(5) Includes 135,000 shares of Class A Stock which Mr. Huemm has the right to acquire pursuant to currently exercisable stock options.

(6) Includes 7,089 shares of Class A Stock which Dr. Morriso has the right to acquire pursuant to currently exercisable stock options.

(7) Includes 4,726 shares of Class A Stock which Ms. Oman ha the right to acquire pursuant to currently exercisable stock options.

(8) Includes 64,018 shares held in an investment account at City Securities Corporation. Mr. Peterson owns more than 10% of the equity of City Securities Corporation. Does not include 34,548 shares of Class A Stock owned of record and beneficially by Mr. Peterson's wife. Mr. Peterson disclaims beneficial ownership of those 34,548 shares. Includes 14,449 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of a GST Investment Share Trust for benefit of Mr. Peterson and 34,298 shares of Class A Stock owned beneficially by Mr. Peterson as trustee of two GST Investment Share Trusts for benefit of Mr. Peterson's two sisters. Includes 9,452 shares of Class A Stock which Mr. Peterson has the right to acquire pursuant to currently exercisable stock options.

(9) Does not include 5,318 shares of Class A Stock which Mr. Reilly's wife holds as custodian for one of their children. Mr. Reilly disclaims beneficial ownership of those 5,318 shares. Includes 9,452 shares of Class A Stock which Mr. Reilly has the right to acquire pursuant to currently exercisable stock options.

(10) Includes 18,333 shares of Class A Stock which Mr. Taylo has the right to acquire pursuant to currently exercisable stock options.

(11) Includes 20,000 shares of Class A Stock which Mr. Dalton has the right to acquire pursuant to currently exercisable stock options.

(12) Includes 8,667 shares of Class A Stock which Mr. Mills has the right to acquire pursuant to currently exercisable stock options.

(13) Includes 250,504 shares of Class A Stock which all current directors and executive officers as a group have the right to acquire pursuant to currently exercisable stock options.

(14) No shares of Class B Stock are beneficially owned by no employee directors.

(15)     Based on SEC Schedule 13G as of December 31, 1999.

(16) Includes 12,500 shares of Class A Stock which Mr. Fox has the right to acquire pursuant to currently exercisable stock options.

(17) Includes 13,333 shares of Class A Stock which Mr. Missildine has the right to acquire pursuant to currently exercisable stock options.

                               PROPOSAL NUMBER TWO

                    AMENDMENTS TO THE 1992 STOCK OPTION PLAN

         On January 14, 2000, the Board of Directors authorized the amendment of the Lilly Industries, Inc. 1992 Stock Option Plan (the "Plan"), subject to approval by the shareholders, to permit the reservation of an additional one million shares of Class A Common Stock upon the exercise of options to be granted under the Plan between the date of shareholder approval and January 31, 2002. A total of 2,728,864 option shares have been granted under the Plan as of February 14, 2000, not including 308,500 option shares granted subject to shareholder approval of this proposal to increase shares reserved under the Plan. The option shares granted subject to shareholder approval of this proposal were granted January 14, 2000 to officers of the Company at an option price of $14.22 per share and expire January 14, 2010. These options become exercisable one-third on each of January 14, 2002, 2003 and 2004 with vesting accelerated upon the occurrence of a change in control with respect to the Company. The option shares granted subject to shareholder approval of this proposal were granted in the amounts indicated to the following names executive officers, all executive officers as a group, and all officers as a group: D.W. Huemme-100,000; R.A. Taylor-50,000; J.C. Elbin-25,000; W.C. Dorris-15,000; L.H. Dalton-10,000;
all executive officers as a group (6 persons)-207,500; and all officers as a group (16 persons)-308,500. The maximum number of shares currently reserved for stock option grants under the Plan is 2,771,875. The amendment will increase the number of shares reserved or available for stock option grants by 1,000,000 shares to a total of 3,771,875 shares. The Plan has been amended as of February 23, 2000, subject to shareholder approval, to limit the number of shares as to which any individual may be granted options to 100,000 shares in any one calendar year. The purpose of this limitation is to enable options granted under the Plan to be exempt from the deductibility limit imposed by Section 162(m) of the Internal Revenue Code. This provision disallows the Company's deduction for compensation paid to any one of the top five executives of the Company, to the extent that compensation exceeds $1 million per year. However, compensation that is paid pursuant to a shareholder-approved, performance-based arrangement that meets certain requirements is exempt from this limitation. Options granted under the Plan should be exempt from this limitation so long as their exercise price is not less than the fair market value of the underlying shares on the date of grant and the shareholders approve the limitation described above.

Summary of the Plan

         On January 31, 1992 the Board of Directors of the Company adopted the Plan to replace the Company's 1982 Stock Option Plan which expired for purposes of granting new stock options on December 31, 1991. Shareholders approved adoption of the Plan on April 23, 1992. The Company reserved up to 1,771,875 shares, adjusted for stock dividends and stock splits, of Class A Stock for option grants under the Plan. On January 10, 1997, the Board of Directors authorized the amendment of the Plan for the reservation of an additional one million shares of Class A Common Stock upon exercise of options to be granted under the Plan. Shareholders approved adoption of this amendment to the Plan on April 24, 1997 which increased the total number of shares reserved for stock option grants to 2,771,875. The Plan is effective until January 31, 2002 for purposes of granting options. The closing price of a share of Class A Stock on the New York Stock Exchange on February 14, 2000 was $12.88.

          The purpose of the Plan is to provide to officers and other key employees a favorable opportunity to acquire shares of Class A Stock, and thereby increase their incentive to work for the success of the Company and better enable the Company to attract and retain capable executive personnel. The Plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the Company) and options that do not so qualify (non-qualified stock options).

         The Plan is administered, construed and interpreted by a committee consisting of at least three members of the Board of Directors ("the Stock Option Committee"). The Stock Option Committee selects the individuals to whom options will be granted and determines (a) the time of grant, (b) the number of shares of Class A Stock to be covered by each option, (c) the exercise (or option) price, (d) the period within which the option may be exercised, (e) whether the options will carry reload options, (f) the extent to which the option (or related reload option) is an incentive stock option or non-qualified stock option, (g) the extent to which stock appreciation rights are awarded with an option, and (h) any other terms and conditions of the options granted.

         Shares issued under the Plan are authorized but unissued shares of the Company. In the event of corporate changes affecting the Company's outstanding shares of stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations and liquidations, the Stock Option Committee will make appropriate adjustments in the number and kind of shares reserved under the Plan and in the exercise price under, and the number and kind of shares covered by, outstanding options granted under the Plan. Any shares subject to an option which expires or is terminated before exercise will again be available for issuance under the Plan.

         One or more options may be granted to officers (including officers who are members of the Board of Directors) and other key employees of the Company and its subsidiaries who are materially responsible for the management or operation of the business of the Company. The Stock Option Committee will determine the exercise price of each option granted under the Plan, provided that the exercise price of an incentive stock option may not be less than the fair market value of the Company's Class A Stock on the date on which the option is granted. Incentive stock options granted to any holders of more than 10% of the combined voting power of all classes of stock of the Company must have an exercise price no less than 110% of fair market value of the stock at date of grant. No option may have a term longer than ten years and one day from the date of grant. However, under the Internal Revenue Code (the "IRC"), incentive stock options may not have terms in excess of ten years. Incentive stock options granted to any holder of more than 10% of the combined voting power of all classes of stock of the Company may not have terms in excess of five years.

         The exercise price must be paid at the time of exercise in cash or by tendering whole shares of Class A Stock owned by the optionee and cash having a fair market value equal to the cash exercise price. Under certain circumstances, the Plan permits optionees to effect a so-called "cashless exercise" by delivering a notice to their broker together with irrevocable instructions to deliver to the Company the total exercise price in cash and, if desired, the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Company. Options may be exercisable in full at any time during their term or in installments of at least 100 shares, on a cumulative basis, as the Stock Option Committee may determine.

         If an optionee ceases to be an employee of the Company, any option granted to the optionee will generally terminate, except as specifically provided in the optionee's stock option agreement. The Stock Option Committee will determine, and provide in an optionee's stock option agreement, appropriate exercise periods following the retirement, death or permanent and total disability of the optionee. Options may not be transferred except by will or the laws of descent and distribution. During the lifetime of an optionee, options may be exercised only by the optionee or the optionee's guardian or legal representative.

         The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the Plan may not exceed $100,000. This limitation does not apply to non-qualified stock options. To the extent any incentive stock options becoming exercisable during a calendar year exceed this limitation, they will be automatically converted to non-qualified stock options.

         In the discretion of the Stock Option Committee, any option may be accompanied by a "Reload Option." If an optionee's option agreement so provides, a Reload Option will be granted to an optionee who pays for exercise of all or part of an option with shares of Class A Stock. The Reload Option represents an additional option to acquire the same number of shares of Class A Stock as used by the optionee to exercise the original option. The Stock Option Committee will determine whether the Reload Option is an incentive stock option or a non-qualified stock option. If the original option was non-qualified, the Reload Option must be also. The exercise price per share of a Reload Option will generally be the fair market value of a share of Class A Stock as of the date of exercise of the original option. The Committee may grant more than one Reload Option with respect to any one option.

         The Stock Option Committee may grant stock appreciation rights ("SAR's") in tandem with the grant of any option under the Plan. An SAR entitles the holder thereof to receive, upon the surrender of the related option (or portion thereof), an amount payable in Class A Stock and/or cash, as determined by the Stock Option Committee, equal to the excess of the fair market value of the shares of Class A Stock subject to such option (or portion thereof) over the exercise price of such shares. The Stock Option Committee may limit the payment upon exercise of an SAR to less than the amount of such excess. If an SAR is exercised, its related stock option automatically terminates.

         The Stock Option Committee may provide that a grantee of a non-qualified stock option, following exercise thereof, will be paid a portion of the tax benefit to be realized by the Company attributable to the federal income tax deduction resulting from such exercise. The Committee may decide to do this to offset the disadvantages for tax purposes to the grantee of a non-qualified option relative to an incentive stock option.

         The Stock Option Committee may determine, and provide in an optionee's stock option agreement, that, in the event of a change in control of the Company, outstanding options that are not otherwise exercisable will become immediately exercisable. The effect of such change in control provisions which, under certain circumstances, could accelerate benefits to optionholders may be to increase the cost of a potential business combination or acquisition of control of the Company. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving the Company, and shareholders may thus be deprived of an opportunity to sell their shares at a favorable price. In determining whether to grant options that become exercisable upon a change in control, the Stock Option Committee will consider
(a) whether this deterrent effect could be significant, and (b) to the extent this provision could operate to accelerate benefits under stock options awarded in the future, whether the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh the possible disadvantages.

         The Board of Directors may amend the Plan from time to time, and, with the consent of the optionee, the terms and provisions of the option; provided, however, that (a) no amendment may, without the consent of an optionee, make any changes in any outstanding option that would adversely affect the rights of the optionee, and (b) without approval of the holders of at least a majority of the shares of the Company entitled to vote thereon, no amendment may materially ( i ) increase the benefits accruing to optionees, (ii) increase the number of securities that are issuable under the Plan, or (iii) modify requirements as to eligibility for Plan participation. The Board of Directors of the Company may terminate the Plan at any time. In any event, no options may be granted under the Stock Option Plan after January 31, 2002.

         Under current tax laws, the grant of incentive and non-qualified stock options will have no federal tax consequences to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability, the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Company or the optionee. If the incentive stock option is not exercised during the time periods described above, the optionee will be taxed in the same manner as described below with respect to non-qualified stock options.

         The recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the exercise price. A like amount is generally deductible by the Company for federal income tax purposes as of that date. However, this deduction could be disallowed in whole or in part if the option's exercisability is accelerated upon a change in control. Further, certain options granted under the Plan after Section 162(m) of the Internal Revenue Code became effective for the Plan may be subject to the disallowance of deductions under that Section. Accordingly, the Company may not be entitled to a tax deduction equal to the income recognized by the option holder in all cases. As described above, the purpose of the recent amendment to limit grants to individual participants, which shareholders are being asked to approve, is intended to ensure that future options grants are not subject to this limit on deductibility.

         At the time an SAR is granted, an optionee will recognize no taxable income and there will be no tax consequences to the Company. The optionee will recognize taxable income at the time the SAR is exercised in an amount equal to the amount of cash and the fair market value of the Shares of Class A Stock received upon such exercise. The income recognized on exercise of an SAR will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction with respect to the exercise of an SAR in an amount equal to the amount of ordinary income recognized by the optionee upon such exercise.

Shares Granted and Reserved

         A total of 2,728,864 option shares have been granted under the Plan as of February 14, 2000. The maximum number of shares currently reserved for stock grants under the Plan is 2,771,875. With adoption of the proposed amendment, the maximum number of shares reserved or available for issuance under the Plan will be increased to 3,771,875.

Required Vote

         The proposed amendment of the Company's 1992 Stock Option Plan as described herein requires the affirmative vote of holders of a majority of the outstanding shares of Class A Stock and Class B Stock, voting as separate voting groups. Abstentions from voting and broker non-votes will have the practical effect of voting against the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN. YOUR VOTE IS IMPORTANT.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

Overview and Philosophy

         The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors. The Committee formulates and presents to the Board of Directors recommendations as to the Chief Executive Officer's compensation and base salaries for all officers of the Company, the aggregate amount to be paid as employee bonuses by the Company and the aggregate and individual bonuses to be paid to officers of the Company. The Compensation Committee also serves as the Stock Option Committee for the Company's 1992 Stock Option Plan. The following report of the Compensation Committee discusses the application of the Compensation Committee's policies to the annual and long-term compensation of the Company's executive officers for fiscal 1999.

         The objective of the Company's executive compensation program is to enhance the Company's long-term profitability by providing compensation that will attract and retain superior talent, reward performance and align the interests of the executive officers with the long-term interests of the shareholders of the Company.

Executive Officers' Compensation

         For fiscal 1999 compensation for the Company's executive officers consisted of base salary, annual cash bonuses, stock options, supplemental executive retirement plans, and various broad-based employee benefits, including pension plans and contributions under employee stock purchase and 401(k) plans.

         Base salary levels for the Company's executive officers are competitively set relative to companies in peer businesses. In determining salaries, the Committee also takes into account individual experience and performance.

         The Company's annual bonus plan is intended to provide a direct cash incentive to executive officers and other key employees to maximize the Company's profitability. At the beginning of each fiscal year, financial and other performance objectives are targeted for the Company and individual business units which become the basis for determining annual bonuses. If the Company and business units achieve their target performance, then participants receive an established target bonus. The amount of bonus will increase or decrease by specified percentage within an established range based upon actual performance compared to target performance. In the case of the Chief Executive Officer the performance factor most heavily weighted in determining the bonus is earnings per share. The bonuses for 1999 were determined in December, 1999 based upon fiscal year-end financial results.

Stock Options

         Through its stock option program, the Company seeks to enable its executive officers and other key employees to develop and maintain a long-term ownership position in the Company's common stock, thereby creating a direct and strong link between executive pay and shareholder return. The Committee considers stock options to be an important portion of compensation tied to performance and a strong incentive for increasing shareholder value over the long term. In granting stock options, the Stock Option Committee took into account the number of options granted in prior years, the practices of other peer companies, reviewed surveys, and considered the executives' level of compensation and past contributions to the Company. On April 22, 1999 the Board of Directors granted the stock options reflected in the tables that follow.

Deductibility of Executive Compensation

         In 1993 Congress enacted Section 162(m) of the Internal Revenue Code (the "Code") which disallows corporate deductibility for "compensation" paid in excess of $1 million unless the compensation is payable solely on account of achievement of an objective performance goal. The Company has not yet experienced any loss of deductibility as a result of Section 162(m). However, as noted above in "Amendments to the 1992 Stock Option Plan", the shareholders are being asked to approve an amendment to the Company's 1992 Stock Option Plan to enable options granted in the future under the Plan to be exempt from the application of Section 162(m). The Compensation Committee will continue to monitor the Company's status with respect to Section 162(m) and decide in the future what additional action if any to take with respect to the requirements of
Section 162(m).

Compensation Committee

James M. Cornelius, Chairman
Paul K. Gaston
Norma J. Oman
John D. Peterson

                       COMPENSATION OF EXECUTIVE OFFICERS

         Shown below is information concerning the annual and long-term compensation for services to the Company performed during the fiscal years indicated of those persons who were at November 30, 1999 the Chief Executive Officer and the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                       Long-Term
                                         Annual Compensation                          Compensation:

                                                                        Other        Shares Underlying        All
                              Fiscal                                    Annual         Stock Options         Other
Name and Principal Position    Year         Salary       Bonus      Compensation(1)      Granted        Compensation(2)
--------------------------- -----------  ------------ ----------- ------------------ ----------------- ------------------
Douglas W. Huemme              1999       $500,000     $400,000         $ 72,240          100,000           $115,121
     Chairman and              1998        475,000      425,000            6,864           75,000            115,199
     Chief Executive Officer   1997        450,000      425,000          377,810                0            116,358

Robert A. Taylor               1999        285,000      225,000                0           50,000             31,628
     President and             1998        260,000      200,000          189,548           25,000             28,796
     Chief Operating Officer   1997        200,000      175,000           17,137           10,000             24,806

John C. Elbin                  1999        245,000      140,000                0           25,000             12,115
     Vice President,           1998        235,000      140,000                0           15,000             12,244
     Chief Financial Officer   1997(3)     147,115       65,000          124,673           10,000              8,872
     And Secretary

William C. Dorris              1999        188,000       90,000                0           20,000             20,257
     Vice President,           1998        180,000      100,000                0           15,000             21,770
     Corporate Development     1997        165,000      130,000                0                0             24,562

Larry H. Dalton                1999        170,000       75,000                0           15,000             17,211
     Vice President,           1998        165,000       75,000                0           15,000             19,462
     Manufacturing and         1997        150,000      115,000                0                0             21,776
     Engineering

(1) Other Annual compensation of Mr. Huemme represents reimbursement for income taxes resulting from exercise of non-qualified stock options in an amount equal to the Company's federal tax benefit. Other Annual Compensation for Mr. Taylor and Mr. Elbin represents reimbursement for income taxes and expenses related to their relocations.

(2) All Other Compensation is comprised of matching Company contributions on behalf of the employees to the Employees Stock Purchase Plan, the 401(k) Plan, the 401(k) Replacement Plan, and a portion of Company payments for group term life insurance premiums. These four types of all Other Compensation for fiscal year 1999 are respectively detailed by employee as follows: Douglas W. Huemme -- $2,000, $96,00, $45,900 and $1,416; Robert A.
     Taylor --  $2,000,  $9,600,  $19,500  and $528;  John C.  Elbin --  $2,000,
     $9,600, $0 and $515; William C. Dorris -- $2,000,  $9,600, $7,680 and $977;
     and Larry H. Dalton -- $2,000, $9,600, $5,100 and $511. Additionally, for Mr. Huemme only, All Other Compensation also includes $56,205 of split-dollar life insurance premiums.

(3) Mr. Elbin was appointed as an executive officer when he joined the Company in April, 1997, therefore, compensation shown for 1997 does not represent a full year.

                               STOCK OPTION GRANTS

         The following table provides details regarding stock options granted to the named executive officers in fiscal 1999. In addition there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

                         FISCAL 1999 STOCK OPTION GRANTS

                                                                                                Potential
                                       Percent of                                           Realizable Value
                         Number      Total Options                                           Assuming Annual
                        Of Shares      Granted to                                            Rates of Stock
                       Underlying       Employees     Exercise                             Price Appreciation
                         Options       In Fiscal      Price Per       Expiration              For Option Term
Name                    Granted(1)        1999          Share            Date             5%                10%
------------------     -----------     -----------    --------        ----------     ----------        ----------
Douglas W. Huemme        100,000          19.8%         $18.13          04/22/09     $1,140,186        $2,889,455
Robert A. Taylor          50,000           9.9%         $18.13          04/22/09        570,093         1,444,728
John C. Elbin             25,000           5.0%         $18.13          04/22/09        285,047           722,364
William C. Dorris         20,000           4.0%         $18.13          04/22/09        228,037           577,891
Larry H. Dalton           15,000           3.0%         $18.13          04/22/09        171,028           433,418

(1) Stock options granted to the named executive officers during fiscal 1999 consisted of both qualified and non-qualified options. For all options granted, one-third become exercisable on each of April 22, 2001, 2002 and 2003. Vesting is accelerated upon the occurrence of a change in control with respect of the Company. The purchase price of shares subject to these options may be paid in cash or by exchanging shares at fair market value. For non-qualified stock options granted, the grantee will be reimbursed for federal income taxes resulting from exercise in an amount equal to the Company's federal tax benefit.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table shows stock option exercises by named executive officers during fiscal 1999, including the aggregate value realized by such officers on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of November 30, 1999. Also reported are the values for "in-the-money" options
(options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

                          1999 STOCK OPTION EXERCISES,
              OUTSTANDING GRANTS AND VALUE AS OF NOVEMBER 30, 1999


                                                               Number of                        Value of
                                         Value             Shares Underlying                   Unexercised
                                       Realized               Unexercised                     In-the Money
                         Shares           At                   Options at                      Options at
                       Acquired on     Exercise                 11/30/99                      11/30/99 (3)
Name                    Exercise       Date(1)      Exercisable    Unexercisable(2)   Exercisable   Unexercisable(2)
----                    --------       -------      -----------    ----------------   -----------   ----------------
Douglas W. Huemme         30,000       $206,400        130,000        180,000         $216,600         $  8,450
Robert A. Taylor           4,834         23,020          3,334         84,999                0            5,633
John C. Elbin                  0              0          3,334         46,666                0                0
William C. Dorris          4,500         19,035         15,000         40,000           18,800            6,900
Larry H. Dalton            2,500          9,650         14,500         35,000           18,300            6,900


(1) Aggregate market value of shares acquired less the aggregate price paid by executive.

(2) The shares represented could not be acquired by the respective executive as of November 30, 1999

(3) Amount reflecting gains on outstanding options are based on the November 30, 1999 closing NYSE stock price which was $13.94 per share.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares annual changes in cumulative total return to shareholders on the Company's Common Stock against the cumulative total return as measured by the Russell 2000 Index and the Standard & Poor's Chemical Composite Index. The comparisons are for a period of five fiscal years ended November 30, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*


                                [GRAPH OMITTED]


Dollar Value November 30         1994    1995    1996    1997    1998    1999
------------------------         ----    ----    ----    ----    ----    ----
Lilly Common                     $100    $100    $146    $147    $152    $116
Russell 2000                     $100    $126    $145    $176    $163    $186
S&P Chemical Composite           $100    $127    $173    $202    $196    $200

* Assumes $100 was invested on November 30, 1994 in Lilly Industries, Inc. Common Stock and each indes. Also, assumes reinvestment of all dividends.

                                  PENSION PLANS

         Retirement benefits are provided by the Company and its subsidiaries under non-contributory defined benefit pension plans, some of which are qualified under Section 401 of the Internal Revenue Code("Code"). Effective December 1, 1994, the defined qualified benefit pension plan in which executive officers (including D. W. Huemme, R. A. Taylor, W. C. Dorris and L. H. Dalton) of the Company participate was amended to freeze years of service at November 30, 1994. Monthly pension benefits under this plan are based on length of service at November 30, 1994 and average monthly earnings for the 60 consecutive months producing the highest average during employment. The earnings covered by the Company's pension plans include cash salary, wages and bonuses actually paid, plus Company contributions made on behalf of the participants pursuant to the Employees Stock Purchase Plan of the Company and any amounts deferred or redirected by participants under any cash or deferre arrangement and salary reduction plans maintained by the Company under Section 401(k) and Section 125 of the Code, subject in the case of qualified plans to the limits described below. Such compensation for executive officers does not vary substantially from the cash compensation reported in the Summary Compensation Table.

         The Code limits compensation amounts used to calculate retirement benefits to $160,000 and also limits the annual benefits that may be paid from the Company's tax qualified plans (Section 415 limit) to $130,000. The Code also places a $10,000 limit on annual contributions by an employee to the Company's 401(k) plan, and in addition imposes a combined limitation when an employee is covered by both types of plans. However, effective January 1, 1996 the Company adopted a supplemental replacement plan that will make payments to certain executive officers (including D. W. Huemme, R. A. Taylor, J.C. Elbin, W. C. Dorris and L. H. Dalton) in an amount equal to the difference, if any, between the benefits that would have been payable under the defined benefit pension plan and 401(k) plan without regard to the limitations imposed by the Code and the actual benefits payable under such plans as so limited.

         The estimated annual retirement benefits presented on a straight-life annuity basis payable at the normal retirement age of 65 under the defined benefit pension plan to persons in specified remuneration and years-of-service classifications are as follows (benefits listed in the table are not subject to any further offset):

      Assumed Average
   Earnings During Five                              Years of Service at November 30, 1994
      Consecutive Years
Producing Highest Average               5              10              15              20              25
--------------------------------  -------------- --------------  --------------- --------------  --------------
$100,000                             $  6,250        $ 12,500       $ 18,750       $ 25,000       $ 31,250
 200,000                               12,500          25,000         37,500         50,000         62,500
 300,000                               18,750          37,500         56,250         75,000         93,750
 400,000                               25,000          50,000         75,000        100,000        125,000
 500,000                               31,250          62,500         93,750        125,000        156,250
 600,000                               37,500          75,000        112,500        150,000        187,500
 700,000                               43,750          87,500        131,250        175,000        218,750
 800,000                               50,000         100,000        150,000        200,000        250,000
 900,000                               56,250         112,500        168,750        225,000        281,250

         The years of service credited to the following executive officers of the Company on November 30, 1994 under the pension plan in which they participate are as follows: Douglas W. Huemme--4.5; Robert A. Taylor--0.7; William C. Dorris--23.8; and Larry H. Dalton--11.9.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

           The Company maintains two executive retirement plans providing supplemental benefits in the event of disability, retirement, or death. The Board of Directors has retained the right to terminate, modify or reduce any benefits payable under the plans with the exception that it may not amend or terminate the plans to affect vested benefits.

         Executive Retirement Plan Adopted 1989: Under the executive retirement plan adopted in 1989, supplemental retirement benefits are provided for key employees in senior management positions (including D. W. Huemme, W. C. Dorris and L. H. Dalton). Annual retirement benefits are $15,000, $20,000, $25,000 or $50,000 (depending upon the responsibilities and duties of the position held by the participant) for a period of 15 years after retirement. The participant must remain continuously employed by the Company in their current position or in a more senior management position until retirement. Benefits are payable monthly.

           If a participant becomes disabled prior to retiring from the Company, it is anticipated that the participant will receive monthly disability payments equal to the monthly retirement benefits the participant would have received under the retirement provisions of the plan for 15 years after the participant is determined to be disabled. If a participant dies prior to retiring from the Company, the participant's estate or designated beneficiary receives death benefit payments for 15 years. If a participant who is receiving disability or retirement benefits dies, the participant's estate or designated beneficiaries are entitled to receive the balance of the participant's benefits monthly.

         Estimated annual benefits payable upon normal retirement for the following executive officers of the Company are: D. W. Huemme--$50,000; W. C. Dorris--$25,000; and L. H. Dalton--$20,000. Estimated annual benefits payable upon normal retirement for all current employee participants (excluding executive officers) as a group are $65,000.

         Executive Retirement Plan Adopted January 1, 1996: An executive retirement plan adopted on January 1, 1996 provides for annual retirement benefits for certain officers (including D. W. Huemme, R. A. Taylor, J. C. Elbin, W. C. Dorris and L. H. Dalton) of the Company payable at age 65 over the remaining life of the participant. Retirement benefits are based on years of service and pay which is defined as average annual base salary and incentive bonus for the three consecutive years producing the highest average. A participant reaching age 62 with 22 years of service is fully vested and will receive an annual retirement benefit equal to 55% of his pay reduced by other retirement benefits provided by the Company (i.e., benefits from the defined benefit pension plan, the executive retirement plan adopted in 1989, the supplemental replacement plan and certain Company contributions to the 401(k)
plan). Mr. Huemme's retirement benefits under the plan are also reduced by any benefits received from his former employer.

         The vesting schedule for the plan is as follows:

                                        Years of          Vesting
                         Age            Service          Percentage
                         ---            -------          ---------
                         53                13                10%
                         54                14                20%
                         55                15                30%
                         56                16                40%
                         57                17                50%
                         58                18                60%
                         59                19                70%
                         60                20                80%
                         61                21                90%
                         62                22               100%

         Years of service as of November 30, 1999 for executive officers participating in this plan are: D. W. Huemme--23.5; R.A. Taylor--5.7; W. C. Dorris--28.7; J.C. Elbin - 2.6; L. H. Dalton--16.8. Mr. Huemme's years of service include his employment tenure with his former employer.

           If a participant becomes disabled prior to retiring from the Company, that participant will receive benefits based on pay at the date of disability and years of service had the participant's employment continued to age 65. If a participant dies before retiring from the Company, but after age 55, a benefit is payable to the participant's spouse equal to 50% of normal benefits based on pay at date of death and years of service assuming employment continued to age 65, or date of death if later.

           If a participant competes with the Company, violates any trade secrets or breaches any confidence of the Company, either before or after termination or after retirement, the participant will forfeit all rights to any benefits under this plan.

                              EMPLOYMENT AGREEMENT

         On January 14, 2000, the Company entered into an employment agreement with Douglas W. Huemme which provides for his employment as Chairman and Chief Executive Officer of the Company at a minimum annual base salary of $500,000. The term of the agreement is through January 14, 2002; provided, however, that commencing on January 14, 2001 and each anniversary thereafter, the term will be automatically extended for an additional one year unless the Board of Directors or Mr. Huemme give written notice to the other at least one year prior thereto that the term of the agreement will not be extended. Mr. Huemme will also participate in incentive compensation, employee benefit, and retirement plans applicable to other executive officers of the Company. Upon expiration of the term of the agreement, Mr. Huemme agrees to provide consulting services to the Company for a period of three years for which he will be paid $100,000 per year. During the term of the agreement, if Mr. Huemme's employment is terminate without cause or for good reason (as such terms are defined in the employment agreement), then he shall receive annual base salary and incentive compensation earned as if he had continued his employment through the expiration date of the employment agreement. Any separation payments made under this agreement shall be offset by any severance payable under Mr. Huemme's change in control agreement.

                          CHANGE IN CONTROL AGREEMENTS

           The Company has entered into change in control agreements with the executives named in the Summary Compensation Table as well as other key employees. In general, these agreements provide for the payment of severance pay and other benefits to a covered executive if (i) if, within three years following a change in control, the executive's employment is terminated by the Company without "good cause" or the executive terminates his or her employment with "good reason," or (ii) the executive's employment is terminated in connection with or in anticipation of a change in control. For purposes of the agreements, a change in control will be deemed to occur if an individual, entity, or group acquires more than 20% of the Company's Class A Stock or certain other events described in the agreements occur.

           Upon becoming eligible for payments pursuant to a change in control agreement, an executive will receive a multiple, ranging from two to two and ninety-nine hundredths, of the sum of his annual base salary, his target incentive compensation, and certain contributions that would have been made or credited for the executive under certain Company stock purchase and retirement plans. In addition, the executive will receive supplemental retirement, health, life insurance, and disability benefits, and stock option vesting will accelerate. To the extent that an executive is subject to excise taxes under Code Section 4999 as a result of payments made pursuant to a change in control agreement, the Company is obligated to pay the excise tax and gross-up the executive for income taxes on the excise tax payment made on his behalf.

                      OUTSTANDING SHARES AND VOTING RIGHTS

           Shareholders of record on February 14, 2000 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any adjournment thereof. On that date 22,733,318 shares of the Company's Class A Stock and 486,306 shares of the Company's Class B Stock were outstanding, each share being entitled to one vote with respect to every matter submitted to a vote of the shares of that class.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

           The Company has selected the firm of Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for its fiscal year ending November 30, 1999. Ernst & Young LLP has served in that capacity since 1956. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

           Proposals of shareholders intended to be presented at the Annual Meeting to be held in April, 2001 must be received by the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than October 28, 2000. If the Company does not receive notice by January 12, 2001 of any other matter which a shareholder desires to bring before the 2001 Annual Meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any such matter without mention of the matter in the Company's proxy statement or proxy card for the meeting.

                                  ANNUAL REPORT

           The Annual Report for the Company's fiscal year ended November 30, 1999 is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Insofar as any of the information in this Proxy Statement has been furnished by persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

PROXY                 LILLY INDUSTRIES, INC. CLASS A STOCK                 PROXY

               Proxy Solicited on Behalf of the Board of Directors
                        For Annual Meeting March 31, 2000

         The undersigned appoints John C. Elbin and William C. Dorris or either of them, with full power of substitution, as proxies to vote all shares of Class A Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Corporate offices of Lilly Industries, Inc., located at 200 West 103rd Street, Indianapolis, Indiana at 10:00 a.m., local time, and at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR items 1 and 2.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDAITONS.

Election of directors - Nominees:  James M. Cornelius, Paul K. Gaston,
                                   John D. Peterson, Thomas E. Reilly, Jr.

[ ]  FOR ALL   [ ]  WITHHOLD ALL  [ ] FOR ALL (Except Nominee(s) written below).

--------------------------------------------------------------------------------
Proposal to amend the 1992 Stock Option Plan as provided in the Proxy Statement.

              [ ]  FOR      [ ]  AGAINST         [ ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                                            Dated:________________________, 2000

                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s)
                                            Please  sign  exactly  as your name
                                            appears.  Joint owners  should each
                                            sign personally.  Where applicable,
                                            indicate your official  position or
                                            representation capacity.

                PROXY LILLY INDUSTRIES, INC. CLASS B STOCK PROXY

               Proxy Solicited on Behalf of the Board of Directors
                        For Annual Meeting March 31, 2000

         The undersigned appoints Douglas W. Huemme and Robert A. Taylor, or either of them, with full power of substitution, as proxies to vote all shares of Class B Stock held by the undersigned at the Annual Meeting of Shareholders of Lilly Industries, Inc. to be held at the Corporate Offices of Lilly Industries, Inc. located at 200 W. 103rd Street, Indianapolis, Indiana at 10:00 a.m., local time, and at any adjournment thereof.

         Unless otherwise marked, this proxy will be voted FOR items 1 and 2.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDAITONS.

Election of directors - Nominees: William C. Dorris, Joh C. Elbin, Douglas W. Huemme, Harry Morrison, Ph.D., Norma J. Oman, Robert A. Taylor

[ ]  FOR ALL   [ ]  WITHHOLD ALL  [ ] FOR ALL (Except Nominee(s) written below).

--------------------------------------------------------------------------------

Proposal to amend the 1992 Stock Option Plan as provided in the Proxy Statement.

              [ ]  FOR      [ ]  AGAINST         [ ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

                                            Dated:________________________, 2000

                                            ------------------------------------

                                            ------------------------------------
                                             Signature(s)
                                             Please  sign  exactly  as your name
                                             appears.  Joint owners  should each
                                             sign personally.  Where applicable,
                                             indicate your official  position or
                                             representation capacity.

                                                                      APPENDIX A


                                AMENDMENT TO THE
                  LILLY INDUSTRIES, INC. 1992 STOCK OPTION PLAN

         The Lilly Industries, Inc. 1992 Stock Option Plan (the "Plan") is hereby amended, effective as of February 23, 2000 (the "Effective Date"), as set forth below.

         1. The first sentence of Section 4 of the Plan is hereby amended to read in its entirety as follows:

                  There shall be reserved for issuance upon exercise of options granted under the Plan, 3,771,875 shares of Class A Stock, without par value, of the Corporation which may be authorized but unissued shares of the Corporation.

         2. Section 4 of the Plan is hereby amended by adding the following sentence at the end thereof:

                  Notwithstanding any other provision of the Plan, from and after February 23, 2000, no individual may be granted options with respect to more than 100,000 shares during any one calendar year. The limitation of the preceding sentence shall be subject to adjustment pursuant to Section 7 hereof.

         3. The first sentence of Section 7 of the Plan is hereby amended to read in its entirety as follows:

                  In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, in the option price tender and the number and kind of shares covered by outstanding options granted under the Plan and in the number of shares set forth in the limitation contained in the last sentence of Section 4. Any determination of the Committee hereunder shall be conclusive.

         4. The Plan is in all other respects ratified and confirmed without amendment.